Exhibit 10.20
SECOND AMENDMENT
     This Second Amendment (the “Amendment”) is made and entered into as of the 26th day of January, 2007, by and between 1601 Tower Properties, L.L.C., an Oklahoma limited liability company (“LANDLORD”), and Riata Energy, Inc., a Texas corporation, d/b/a SandRidge Energy (“Tenant”).
WITNESSETH
A. WHEREAS, Landlord and Tenant are parties to that certain lease dated the 6th day of March, 2006 currently containing approximately 57,194 rentable square feet of space described as Suite Nos. 300, 400, 650, 710, 815, 1210, 1600, 1700 and 1950 on the third, fourth, sixth, seventh, eighth twelfth, sixteenth, seventeenth and nineteenth floors (“Premises”) of the building commonly known as The Tower the address of which is 1601 Northwest Expressway, Oklahoma City, Oklahoma (the “Building”), which lease has been previously amended or assigned by an instrument dated October 19th, 2006 (collectively, the “Lease”); and
B. WHEREAS, Tenant has requested that additional space consisting of approximately 6,678 rentable square feet on the 9th floor (9th Floor Expansion Space) and 3,475 rentable square feet on the 14th floor (14th Floor Expansion Space) of the Building shown on Exhibit A hereto be added to the Premises and that the Lease be appropriately amended (the 9th Floor Expansion Space and 14th Floor Expansion Space are sometimes collectively referred to as the “Expansion Space”), and Landlord is willing to do the same on the terms and conditions hereinafter set forth;
     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows;
     I. Expansion and Effective Date. Effective as of March 1st, 2007 (“9th Floor Expansion Effective Date”), the Premises is increased from 57,194 rentable square feet to 63,672 rentable square feet by the addition of the 9th Floor Expansion Space and effective May 1st, 2007 (“14th Floor Expansion Effective Date”) the Premises is increased from 63,872 rentable square feet to 67,347 rentable square feet by the addition of the 14th Floor Expansion Space. The lease term for the Expansion Space shall commence on the respective Expansion Effective Date and end on August 31st, 2009 (the “Termination Date”). The Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatement or other financial concession granted with respect to the Premises unless such concessions are expressly provided for herein with respect to the Expansion Space.
     II. Monthly Base Rent. In addition to Tenant’s obligation to pay Base Rent for the Premises, Tenant shall pay Landlord as Monthly Base Rent for the 9th Floor Expansion Space in thirty (30) equal monthly installments of $10,295.25 each payable on or before the first day of each month during the period beginning March 1st, 2007 and ending August 31st, 2009 and for the 14th Floor Expansion Space in twenty-eight (28) equal monthly installments of $5,357.29 each payable on or before the first day of each month during the period beginning May 1st, 2007 and ending August 31st, 2009.
     All such Base Rent shall be payable by Tenant in accordance with the terms of Article V of the Lease.
     III. Tenant’s Pro Rata Share. For the period commencing with the 9th Floor Expansion Effective Date and ending on the Termination Date, Tenant’s Pro Rata Share for the 9th Floor Expansion Space is two point two three percent (2.23%) and for the period commencing with the 14th Floor Expansion Effective Date and ending on the Termination Date, Tenant’s Pro Rata Share for the 14th Floor Expansion Space is one point one six percent (1.16%).
     IV. Improvements to Expansion Space.
A. Tenant has inspected the Expansion Space and agrees to accept the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.
B. Cost of Improvements to Expansion Space. Provided Tenant is not in default, Tenant shall be entitled to receive an improvement allowance (the “Expansion Improvement Allowance”) in an amount not to exceed Forty Nine Thousand Six Hundred Six and 67/100 Dollars ($49,606.67) to be applied toward the cost of performing initial construction, alteration or improvement of the Expansion Space, including but not limited to the cost of space planning, design and related architectural and engineering services. In the event the total cost of the initial improvements to the Expansion Space exceeds the Expansion Improvement Allowance, Tenant shall pay for such excess upon demand.
     V. Other Pertinent Provisions. Landlord and Tenant agree that the Lease shall be amended in the following additional respects:
A. Parking. Tenant shall be granted seventeen (17) covered non-reserved parking spaces on a first come, first served basis at a cost of $60.00 per space per month.
     VI. Miscellaneous.
A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.
B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.
C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control. Under no circumstances shall this Amendment be deemed to grant Tenant any further right to expand the Premises or extend the Lease, provided, however, any such additional rights specifically provided Tenant in the Lease are not hereby relinquished or waived.
D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.
E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.
F. This Amendment shall be of no force and effect unless and until accepted by any guarantors of the Lease, who by signing below shall agree that their guarantee shall apply to the Lease as amended herein, unless such requirement is waived by Landlord in writing.
G. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment except Levy Beffort, LLC dba Grubb & Ellis ¦ Levy Beffort. Tenant agrees to indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment.
H. The liability of Landlord for Landlord’s obligations under the Lease, as amended by this Agreement (the “Amended Lease”), shall be limited to Landlord’s interest in the Building and the land thereunder and Tenant shall not look to any other property or assets of Landlord or the property or assets of any partner, shareholder, director, officer, principal, employee or agent, directly and indirectly, of Landlord (collectively, the “Parties”) in seeking either to enforce Landlord’s obligations under the Amended Lease or to satisfy a judgment for Landlord’s failure to perform such obligations; and none of the Parties shall be personally liable for the performance of Landlord’s obligations under the Amended Lease.
I. Confidentiality Clause: Tenant agrees that the terms and conditions of this Agreement shall be confidential and shall not be disclosed to third parties except to the extent reasonably necessary for business purposes or as may be required by court of competent jurisdiction.
     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD: 1601 Tower Properties L.L.C., an Oklahoma limited liability company			TENANT: Riata Energy, Inc., a Texas corporation, d/b/a SandRidge Energy
By:	VB Tower Manager, Inc., as Manager

By:	/s/ Mark L. Beffort		By:	/s/ Tom L. Ward

	Name:	Mark L. Beffort		Name:	Tom L. Ward
	Title:	Vice President and Secretary		Title:	CEO

EXHIBIT A
Attach Floor Plan
Showing Expansion Space

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